Kramer Levin Naftalis & Frankel LLP

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NEW YORK, NY  10022  3852

TEL (212) 715-7657 FAX (212) 715-8000	PARIS 47, AVENUE HOCHE 75008 TEL (33-1) 44 09 46 00 FAX (33-1) 44 09 46 01

                                        March 22, 2005

The Milestone Funds

115 East Putnam Avenue

Greenwich, CT  06830

Re:

The Milestone Funds
File Nos. 33-81574; 811-8620

Ladies and Gentlemen:

We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment to the Registration Statement on Form N-1A.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

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